UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background

Attached as Exhibit 10.1 is a copy of the co-pack agreement countersigned by Sprecher Brewing Company, LLC, a soda and adult beverage manufacturer in the Midwest.

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

On June 1, 2022, we signed a co-pack agreement to create 500 cases of FOMO CAN with 24 units per case with a manufacturer in the Midwest. Costs include $50,000 for formulation of the product due to our minority investment GenBio Inc. (https://genbioinc.com/) and $20,000 for manufacturing due to the supplier. A trial run is contemplated with channel partners of the manufacturer, which makes and sells sodas and adult beverages in 32 states. The product is intended to provide anti-inflammatory and anti-blood pressure benefits and is anticipated to be a revolutionary health drink with no caffeine. The brand “FOMO” has been trademarked in the USA by our affiliate FOMO CORP. (OTC: FOMC).

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Himalaya Technologies Sprecher Brewing Company Co-Pack Agreement – June 1, 2022
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: June 10, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer